UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2006

TAO MINERALS LTD.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-12356
(Commission File Number)

20-1682702
(IRS Employer Identification No.)

Officina 618, Empresarial Mall Ventura, Cra.32 #1B Sur 51, Medellin, Colombia
(Address of principal executive offices and Zip Code)

305-726-0602
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 15, 2006 we entered into an amending agreement (the “Agreement”) which Agreement , amended certain terms of an assignment agreement (the “Assignment Agreement”) dated February 28, 2006 with Primecap Resources Inc. of Las Vegas.

The Agreement provides for an extension to the payment terms such that the $150,000 payment time of March 15, 2006 has been extended to April 15, 2006.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 14, 2006, we appointed Walter (Terry) Plummer to our board of directors.

Mr. Plummer is the president of RMS-Ross Corporation, a company engaged in machinery manufacturing and repairs, specializing in gold recovery equipment. Mr. Plummer founded RMS-Ross Corporation in 1982. From February 1998 to June 2001, Mr. Plummer was a director and the president of Consolidated Silver Tusk Mines Ltd., a junior mining exploration company listed on the TSX Venture Exchange. Mr. Plummer is a member of the Canadian Institute of Mining and a member of the Canadian Mineral Processing Association. Mr. Plummer also sits on the board of General Gold Corporation, an exploration stage company in the business of acquisition and exploration of mineral properties.

Our board of directors now consists of James Sikora, Duncan Bain and Terry Plummer. There are no family relationships between Mr. Plummer and any of our directors or executive officers.

Item 9.01	Financial Statements and Exhibits.

10.1	Amending Agreement dated March 15, 2006 between Tao Minerals Ltd. and Primecap Resources Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAO MINERALS LTD.

/s/ James Sikora
By: James Sikora
Director
Date: March 15, 2006